UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

ServiceSource International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 17th Street, 5th Floor

Denver, CO 80202

(Address of principal executive offices, including zip code)

(720) 889-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SREV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the bylaws of ServiceSource International, Inc. (the “Company”), each director nominee standing for reelection must submit a conditional resignation of his or her directorship, which resignation becomes effective only if (1) such director nominee fails to receive the support of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the election of directors and (2) the Company’s board of directors (the “Board”) accepts such resignation.

As described in Item 5.07 to this Current Report on Form 8-K, Bruce W. Dunlevie and Thomas F. Mendoza did not receive sufficient votes in favor of their reelection at the Company’s 2019 annual meeting of stockholders held on May 14, 2019 (the “Annual Meeting”).

In accordance with the Company’s bylaws, the Board considered the circumstances accompanying failure of Messrs. Dunlevie and Mendoza to receive the required vote for reelection.

On May 17, 2019, on the recommendation of the Nominating and Corporate Governance Committee, the Board determined not to accept the resignation of Mr. Dunlevie. The Board believed that this determination was appropriate in light of (a) Mr. Dunlevie’s tenure on the Board and the perspective on the Company, its history and its business that this experience provides Mr. Dunlevie; (b) his role as General Partner of Benchmark Capital, one of the Company’s largest stockholders; (c) his knowledge of the Company’s business and market; (d) his role as Lead Independent Director; and (e) his extensive connections within the tech industry.

On May 17, 2019, on the recommendation of the Nominating and Corporate Governance Committee, the Board determined not to accept the resignation of Mr. Mendoza. The Board believed that this determination was appropriate in light of (a) Mr. Mendoza’s tenure on the Board and the perspective on the Company, its history and its business that this experience provides Mr. Mendoza; (b) his executive leadership role and extensive connections within the tech industry; (c) his knowledge of the Company’s business and market; and (d) his ability to bring his experience in sales and sales strategy to benefit the Company’s sales team.

In accordance with the Company’s bylaws, the Board also adopted a resolution to set the number of directors on the Board at seven.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 85,385,289 of the 93,038,726 shares of common stock outstanding as of March 19, 2019, the record date, were represented at the meeting in person or by proxy, constituting 91.77% of the outstanding shares entitled to vote and a valid quorum. The stockholders of the Company voted on the following proposals at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2019:

1.	The election of the seven nominees for director to serve until the Company’s 2020 annual meeting of stockholders and until their successors are duly elected and qualified;

2.

To authorize the Board, in its discretion, to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of its common stock in a ratio of not less than one-for-four and not more than one-for-six, to be determined by the Board;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

4.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019.

The voting results for each of these proposals are detailed below.

1. Election of Directors

Nominee	For	Against	Abstain	Broker Non-votes
Robert G. Ashe	56,379,221	13,400,203	535,943	15,069,922
Bruce W. Dunlevie	32,176,515	37,603,679	535,173	15,069,922
John R. Ferron	61,133,776	8,663,032	548,559	15,069,922
Thomas F. Mendoza	27,753,151	42,026,273	535,943	15,069,922
Gary B. Moore	60,447,305	9,339,955	528,107	15,069,922
Madhu Ranganathan	60,847,573	8,939,687	528,107	15,069,922
Richard G. Walker	51,715,214	17,988,046	612,107	15,069,922

Except for Messrs. Dunlevie and Mendoza, each director nominee was duly elected to serve until the Company’s 2020 annual meeting of stockholders and until their successors are duly elected and qualified.

2. Vote to authorize the Company’s board of directors, in its discretion, to amend the Certificate of Incorporation to effect a reverse stock split in a ratio of not less than one-for-four and not more than one-for-six

For	Against	Abstained	Broker Non-votes
78,362,122	5,769,546	1,253,619	0

The stockholders voted to authorize the Board to amend the Company’s amended and restated certificate of incorporation.

3. Advisory vote on compensation of named executive officers for the year ended December 31, 2018

For	Against	Abstained	Broker Non-votes
24,832,362	44,787,852	695,153	15,069,922

The stockholders voted, on a non-binding advisory basis, that they do not approve the compensation of the Company’s named executive officers.

4. Ratification of the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019

For	Against	Abstained	Broker Non-votes
76,605,791	7,358,428	1,421,070	0

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICESOURCE INTERNATIONAL, INC.
Date: May 17, 2019

	By:	/s/ PATRICIA ELIAS
	Name:	Patricia Elias
	Title:	Executive Vice President, General Counsel